Exhibit 3.2

AMENDED AND RESTATED BYLAWS
OF
GENERAL MOLY, INC.,

a Delaware corporation

ARTICLE I.
OFFICES

1.1          Registered Office and Registered Agent.  The registered office of General Moly, Inc., a Delaware corporation (the “Company”), shall be located in the State of Delaware at such place as may be fixed from time to time by the Board of Directors (“Board”) upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office.  Any change in the registered agent or registered office shall be effective upon filing such change with the Office of the Secretary of State of the State of Delaware.

1.2          Other Offices.  The Company may have other offices within or outside the State of Delaware at such place or places as the Board may from time to time determine or the business of the Company may require.

ARTICLE II.
MEETINGS OF STOCKHOLDERS

2.1          Place of Meetings.  Meetings of stockholders of the Company shall be held at any place, within or outside the State of Delaware, designated by the Board.  The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”).  In the absence of any such designation or determination, stockholders’ meetings shall be held at the Company’s principal executive office.

2.2          Annual Meeting.  An annual meeting of stockholders shall be held for the election of directors and for such other business as may properly come before the meeting at such date and time as may be designated by resolution of the Board from time to time.

2.3          Special Meeting.  Special meetings of the stockholders of the Company, for any purpose or purposes, unless otherwise prescribed by law or the Certificate of Incorporation, may be called only by the Board pursuant to a resolution approved by the affirmative vote of a majority of the directors of the Company then in office.  Business transacted at any special meeting of the stockholders shall be limited to the purpose or purposes stated in the notice of the special meeting.

2.4          Notice of Stockholders’ Meetings.  All notices of meetings of stockholders shall be sent or otherwise given in accordance with either Section 2.5 or Section 9.1 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.  The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.5          Manner of Giving Notice; Affidavit of Notice.  Notice of any meeting of stockholders shall be deemed to be given:

(i)            if personally delivered, when delivered to the stockholder;

(ii)           if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the Company’s records; or

(iii)          if electronically transmitted, as provided in Section 9.1 of these Bylaws.

An affidavit of the Secretary of the Company (the “Secretary”) or an Assistant Secretary of the Company (“Assistant Secretary”) or of the transfer agent or any other agent of the Company that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.6          Quorum.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the voting power of the issued and outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum.  Abstentions and broker votes and broker non-votes (only when accompanied by broker votes with respect to at least one matter at the meeting)  are considered present and entitled to vote for purposes of establishing a quorum for the transaction of business at the meeting of stockholders.  A “broker vote” occurs when a broker votes the shares on any matter pursuant to either (i) the voting instructions and authority received from its client who is the beneficial owner of the shares or (ii) the broker’s discretionary authority to vote the shares under the applicable rules and regulations of the NYSE or other national securities exchange governing the voting authority of brokers.  A “broker non-vote” occurs when a broker has not received voting instructions from its client who is the beneficial owner of the shares and the broker is barred from exercising its discretionary authority to vote the shares under the applicable rules and regulations of the NYSE or other securities exchange governing the voting authority of brokers.  If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the person presiding over the meeting, or (ii) holders of shares of capital stock having a majority of the voting power of the stock present or represented by proxy at the meeting, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.

2.7          Adjourned Meeting; Notice.  Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of the adjourned meeting if the time, place if any thereof, and the means of remote communications if any by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.  At the continuation of the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.8          Conduct of Business.

(i)            Meetings of stockholders shall be presided over by the Chair of the Board, if any, or in his or her absence by the Vice Chair of the Board, if any, or in his or her absence by the President, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a Chair designated by the Board, or in the absence of such designation by a Chair chosen at the meeting.

(ii)           The Secretary shall act as secretary of the meeting, but in his or her absence any Assistant Secretary may act as secretary, and in the absence of the Secretary and any Assistant Secretary the person presiding over the meeting may appoint any person to act as secretary of the meeting.

(iii)          The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting.  The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board or prescribed by the person presiding over the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the opening and closing of the polls; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Company, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants.  The person presiding over any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person shall so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.  Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.9          Voting.  The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Sections 2.11 and 2.14 of these Bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

Except as may be otherwise provided in the Certificate of Incorporation or these Bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.  Voting at meetings of stockholders need not be by written ballot unless so determined by the holders of shares of stock having a majority of the voting power of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting.  At all meetings of stockholders for the election of directors, a plurality of the votes of all shares of stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors shall be sufficient to elect.  All matters other than the election of directors shall, unless otherwise provided by law, the Certificate of Incorporation, these Bylaws or the rules or regulations of a national securities exchange applicable to the Company or its Securities, be decided by the holders of a majority of the voting power of all shares of stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter.  In  the election of directors, abstentions and broker non-votes shall not be counted as present or entitled to vote.  In all other matters, abstentions shall be counted as present and entitled to vote but broker non-votes shall not be counted as present or entitled to vote.

2.10        Notice of Stockholder Business and Nominations.

(i)            Annual Meetings of Stockholders.

(a)           Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (1) pursuant to the Company’s notice of meeting (or any supplement thereto), (2) by or at the direction of the Board or any committee thereof or (3) by any stockholder of the Company who was a stockholder of record of the Company at the time the notice provided for in this Section 2.10 is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.10.

(b)           For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (3) of paragraph (i)(a) of this Section 2.10, the stockholder must have given timely notice thereof in writing to the Secretary and any such proposed business other than the nominations of persons for election to the Board must constitute a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting.  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  Such stockholder’s notice shall set forth: (1) as to each person whom the stockholder proposes to nominate for election as a director (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (B) such person’s written consent to being named in the proxy statement as a nominee, to serving as a director if elected; and otherwise complying with requirements contained in the Company’s corporate governance guidelines; (2) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Company, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (3) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, (B) the class or series and number of shares of capital stock of the Company which are owned beneficially and of record by such stockholder and such beneficial owner, (C) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of stock of the Company, (E) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (F) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination.  The foregoing notice requirements of this Section 2.10 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Company of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such annual meeting.  The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company.

(c)           Notwithstanding anything in the second sentence of paragraph (i)(b) of this Section 2.10 to the contrary, in the event that the number of directors to be elected to the Board is increased effective at the annual meeting and there is no public announcement by the Company naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.10 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.

(ii)           Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting.  Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company’s notice of meeting (a) by or at the direction of the Board or any committee thereof or (b) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Company who is a stockholder of record at the time the notice provided for in this Section 2.10 is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.10.  In the event the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, if the stockholder’s notice required by paragraph (i)(b) of this Section 2.10 shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(iii)          General.

(a)           Only such persons who are nominated in accordance with the procedures set forth in this Section 2.10 shall be eligible to be elected at an annual or special meeting of stockholders of the Company to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.10.  Except as otherwise provided by law, the person presiding over the meeting shall have the power and duty (1) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.10 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (i)(b)(3)(D) of this Section 2.10) and (2) if any proposed nomination or business was not made or proposed in compliance with this Section 2.10, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.  Notwithstanding the foregoing provisions of this Section 2.10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Company to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company.  For purposes of this Section 2.10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(b)           For purposes of this Section 2.10, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(c)           Notwithstanding the foregoing provisions of this Section 2.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.10; provided however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.10 (including paragraphs (i)(a)(3) and (ii) hereof), and compliance with paragraphs (i)(a)(3) and (ii) of this Section 2.10 shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time).  Nothing in this Section 2.10 shall be deemed to affect any rights (1) of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (2) of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

2.11        Record Date for Stockholder Notice; Voting.  In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date:

(i)            in the case of determination of stockholders entitled to notice of or to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; and

(ii)           in the case of determination of stockholders for any other action, shall not be more than sixty (60) days prior to such other action.

If no record date is fixed by the Board:

(a)           the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and

(b)           the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

2.12        Proxies.  Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.

2.13        List of Stockholders Entitled to Vote.  The officer who has charge of the stock ledger of the Company shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  The Company shall not be required to include electronic mail addresses or other electronic contact information on such list.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Company’s principal executive office.  In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to stockholders of the Company.  If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.  Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.  Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

2.14        Inspectors.  For each election of directors by the stockholders and in any other case in which it shall be advisable, in the opinion of the Board, that the voting upon any matter shall be conducted by inspectors of election, the Board shall appoint an inspector or inspectors of election.  If, for any such election of directors or the voting upon any such other matter, any inspector appointed by the Board shall be unwilling or unable to serve, or if the Board shall fail to appoint inspectors, the chairperson of the meeting shall appoint the necessary inspector or inspectors.  The inspector(s) so appointed, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of inspectors with strict impartiality, and according to the best of their ability, and the oath so taken shall be subscribed by them.  Such inspectors shall determine the number of shares of capital stock of the Company outstanding and the voting power of each of the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  On request of the person presiding over the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and shall execute a certificate of any fact found by them.  No director or candidate for the office of director shall act as an inspector of election of directors.  Inspectors need not be stockholders.

2.15        No Action Without Stockholder Meeting.  Any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

ARTICLE III.
DIRECTORS

3.1          Powers.  Subject to the provisions of the DGCL and any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Company shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

3.2          Number of Directors.  The Board shall consist of not less than one (1) person nor more than fifteen (15) persons, who shall be elected for a term as set forth in Section 3.3 of these Bylaws, and shall hold office until their successors are elected and qualify.  Directors need not be stockholders or residents of the State of Delaware.  In addition to the powers and authorities expressly conferred upon the Company by these Bylaws and the Certificate of Incorporation, the Board may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

3.3          Election, Qualification and Term of Office of Directors.  The directors shall be divided into three (3) classes, as nearly equal in number as possible.  The term of office of the first class shall expire at the 2008 annual meeting of the stockholders of the Company; the term of office of the second class shall expire at the 2009 annual meeting of the stockholders of the Company; and the term of office of the third class shall expire at the 2010 annual meeting of the stockholders of the Company.  At each annual meeting of the stockholders after such classification, the number of directors equal to the number of the class whose term expires on the day of such meeting shall be elected for a term of three (3) years.  Directors shall hold office until expiration of the terms for which they were elected and qualified; provided, however, that any director may be removed from office as a director at any time by the stockholders, but only for cause, only at a duly called annual or special meeting of stockholders, and only by the affirmative vote of a majority of the outstanding voting power entitled to elect such director.  If the office of any director becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, increase in the number of directors or otherwise, a majority of the remaining directors, although less than a quorum, at a meeting called for that purpose, or a sole remaining director, shall choose a successor, and the director so chosen shall hold office until the expiration of the term of the class for which appointed or until a successor is duly elected and qualified, or until such director’s earlier resignation or removal.

3.4          Resignation and Vacancies.  Any director may resign at any time upon notice given in writing or by electronic transmission to the Company.  When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section 3.4 in the filling of other vacancies.

Unless otherwise provided in the Certificate of Incorporation or these Bylaws:

(i)            Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class shall be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

(ii)           Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series shall be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

If at any time, by reason of death or resignation or other cause, the Company should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any officer or any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.

3.5          Place of Meetings; Meetings by Telephone.  The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6          Regular Meetings.  Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

3.7          Special Meetings; Notice.

Special meetings of the Board for any purpose or purposes may be called at any time by the Chair of the Board, the Chief Executive Officer, the President, the Secretary or any two directors.  Notice of the time and place of special meetings shall be:

(i)            delivered personally by hand, by courier or by telephone;

(ii)           sent by United States first-class mail, postage prepaid;

(iii)          sent by facsimile; or

(iv)          sent by electronic mail,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Company’s records.

If the notice is (a) delivered personally by hand, by courier or by telephone, (b) sent by facsimile or (c) sent by electronic mail, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting.  If the notice is sent by United States mail, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting.  Any oral notice may be communicated to the director.  The notice need not specify the place of the meeting (if the meeting is to be held at the Company’s principal executive office) nor the purpose of the meeting.

3.8          Quorum.  At all meetings of the Board, a majority of the total number of acting directors shall constitute a quorum for the transaction of business.  The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these Bylaws.  If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.9          Board Action by Written Consent Without a Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.10        Fees and Compensation of Directors.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors.

3.11        Removal of Directors.  Unless otherwise restricted by statute, the Certificate of Incorporation or these Bylaws, so long as the Board is classified as provided in Section 141(d) of the DGCL, any director or the entire Board may be removed, only for cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

3.12        Leaves of Absence.  Any director may, without resigning his or her office, apply to the Board for a leave of absence from all or part of his or her duties as a director. Leaves of absence shall be addressed in writing to the Board and shall be granted by the affirmative vote of a majority thereof.  Leaves of absence so granted shall run for a period not to exceed six months, unless the leave of absence is renewed from time-to-time at the discretion of the Board.  The resolution of the Board granting such a leave of absence shall specify those duties from which the director is relieved and those duties which the director is required to fulfill during the period of absence. The Compensation Committee (or such other committee of the Board as is then charged with recommending director compensation to the Board) shall make recommendations to the Board regarding appropriate adjustments to compensation and stock awards with respect to any director granted leave under this provision.  Any director on a leave of absence shall not be counted for purposes of determining whether a quorum of directors exists under Section 3.8 of these Bylaws, or whether any matter has been approved by the Board pursuant to Section 3.8 or Section 3.9 of these Bylaws.

ARTICLE IV.
COMMITTEES

4.1          Committees of Directors.  The Board, by resolution adopted by a majority of the full Board, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution of the Certificate of Incorporation or these Bylaws, shall have and may exercise all the authority of the Board; except that no such committee shall have the authority to: (i) declare dividends, except at a rate or in periodic amount determined by the Board; (ii) approve or recommend to stockholders actions or proposals required by this title to be approved by stockholders; (iii) fill vacancies on the Board or any committee thereof; (iv) amend the Bylaws; (v) authorize or approve the reacquisition of shares, unless pursuant to general formula or method specified by the Board; (vi) fix compensation of any director for serving on the Board or on any committee; (vii) approve a plan of merger, consolidation, or exchange of shares not requiring stockholder approval; (viii) reduce earned or capital surplus; or (ix) appoint other committees of the Board or the members thereof.

4.2          Committee Minutes.  Each committee shall keep regular minutes of its meetings and report the same to the Board when required, and minutes of all committee meetings so kept shall be maintained by the Secretary of the Company in the Company’s minute book.

ARTICLE V.
OFFICERS

5.1          Officers.  The officers of the Company shall be a chief executive officer and/or president and a secretary.  The Company may also have, at the discretion of the Board, a chair of the Board, a vice chair of the Board, a chief executive officer, a chief financial officer or treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers with such titles as may be appointed in accordance with the provisions of these Bylaws.  Any number of offices may be held by the same person.

5.2          Appointment of Officers.  The Board shall appoint the officers of the Company, except such officers as may be appointed in accordance with the provisions of Sections 5.3 and 5.5 of these Bylaws, subject to the rights, if any, of an officer under any contract of employment.

5.3          Subordinate Officers.  The Board may appoint, or empower the Chief Executive Officer or, in the absence of a chief executive officer, the President, to appoint, such other officers and agents as the business of the Company may require.  Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

5.4          Removal and Resignation of Officers.

(i)            Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

(ii)           Any officer may resign at any time by giving written notice to the Company.  Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice.  Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

5.5          Vacancies in Offices.  Any vacancy occurring in any office of the Company shall be filled by the Board or as provided in Section 5.2.

5.6          Representation of Shares of Other Corporations.  The Chair of the Board, the President, any Vice President, the Treasurer, the Secretary or Assistant Secretary of the Company, or any other person authorized by the Board or the President or a Vice President, is

authorized to vote, represent, and exercise on behalf of the Company all rights incident to any and all shares of any other corporation or corporations standing in the name of the Company.  The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7          Authority and Duties of Officers.  All officers of the Company shall respectively have such authority and perform such duties in the management of the business of the Company as may be designated from time to time by the Board or the stockholders and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.  The Secretary shall have responsibility for preparing minutes of the directors’ and stockholders’ meetings and authenticating records of the Company.

5.8          Bonds of Officers.  If required by the Chair of the Board or the Board, any officer of the Company shall give a bond for the faithful discharge of his or her duties in such amount and with such surety or sureties as the Board may require.

ARTICLE VI.
RECORDS AND REPORTS

6.1          Maintenance and Inspection of Records.  The Company shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Company’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom.  A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder.  In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent so to act on behalf of the stockholder.  The demand under oath shall be directed to the Company at its registered office in Delaware or at its principal executive office.

6.2          Inspection by Directors.  Any director shall have the right to examine the Company’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director.  The Delaware Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought.  The Court may summarily order the Company to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom.  The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

6.3          Annual Report.  The Company shall cause an annual report to be sent to the stockholders of the Company to the extent required by applicable law.  If and so long as there are fewer than one hundred (100) holders of record of the Company’s shares, the requirement of sending of an annual report to the stockholders of the Company is expressly waived (to the extent permitted under applicable law).

ARTICLE VII.
SHARES

7.1          Certificates of Stock.  Shares of stock of the Company shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares.  Each holder of stock represented by a certificate shall be entitled to a certificate signed by, or in the name of the Company by, the Chair of the Board, Chief Executive Officer, President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her.  Any or all of the signatures on the certificate may be by facsimile.

7.2          Transfers of Stock.  Where shares of stock are represented by a certificate, transfers of shares shall be made only upon the transfer books of the Company kept at an office of the Company or by transfer agents designated to transfer shares of the stock of the Company, and where shares of stock are uncertificated, such shares may be transferred in accordance with applicable law.

7.3          Lost, Stolen or Destroyed Certificates.  In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board may establish concerning proof of such loss, theft or destruction and concerning the giving of satisfactory bond or bonds of indemnity.

7.4          Fractional Shares or Scrip.  The Company may: (i) issue fractions of a share which shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Company in the event of liquidation; (ii) arrange for the disposition of the fractional interests by those entitled thereto; (iii) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (iv) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share.  The Board may cause such scrip to be issued subject to the condition that it shall become void if not exchanged for full shares before a specified date, or subject to the condition that the shares for which such scrip is exchangeable may be sold by the Company and the proceeds thereof distributed to the holders of such scrip, or subject to any other conditions which the Board may deem advisable.

7.5          Issuance/Consideration.

(i)            Shares may be issued at a price determined by the Board, or the Board may set a minimum price or establish a formula or method by which the price may be determined.  Consideration for shares may consist of cash, promissory notes, services performed, and any other lawful form of consideration, including tangible or intangible property.  If shares are issued for other than cash, the Board shall determine the value of the consideration.  Shares issued when the Company receives the consideration determined by the Board are validly issued, fully paid and nonassessable.  A good faith judgment of the Board as to the value of the consideration received for shares is conclusive.

(ii)           The Company may place shares issued for a contract for future services or a promissory note in escrow, or make other arrangements to restrict the transfer of the shares, and make credit distributions in respect of the shares against their purchase price, until the services are performed or the note is paid.  If the services are not performed or the note is not paid, the shares escrowed or restricted and the distributions credited may be cancelled in whole or in part.

7.6          Regulations.  The issue, transfer, conversion and registration of certificates of stock or uncertificated shares shall be governed by such other regulations as the Board may establish.

ARTICLE VIII.
GENERAL MATTERS

8.1          Construction; Definitions.  Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws.  Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

8.2          Dividends.

(i)            Declaration of Dividends.  Dividends upon the capital stock of the Company, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board pursuant to law at any regular or special meeting.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.

(ii)           Dividend Reserve.  Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the Board shall think conducive to the interests of the Company, and the Board may modify or abolish any such reserve in the manner in which it was created.

8.3          Fiscal Year.  The fiscal year of the Company shall be fixed by resolution of the Board and may be changed by the Board.

8.4          Seal.  The Company may adopt a corporate seal, which shall be adopted and which may be altered by the Board.  The Company may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

8.5          Waiver of Notice.  Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

ARTICLE IX.
NOTICE BY ELECTRONIC TRANSMISSION

9.1          Notice by Electronic Transmission.  Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice to stockholders given by the Company under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given.  Any such consent shall be revocable by the stockholder by written notice to the Company.  Any such consent shall be deemed revoked if:

(i)            the Company is unable to deliver by electronic transmission two consecutive notices given by the Company in accordance with such consent; and

(ii)           such inability becomes known to the Secretary or an Assistant Secretary or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(a)           if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(b)           if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(c)           if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and

(d)           if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Company that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

9.2          Definition of Electronic Transmission.  An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

9.3          Inapplicability.  Notice by a form of electronic transmission shall not apply to Sections 164, 296, 311, 312 or 324 of the DGCL.

ARTICLE X.
INDEMNIFICATION

10.1        Indemnification of Directors and Officers.  The Company shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the Company who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.  The Company shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board.

10.2        Indemnification of Others.  The Company shall have the power to indemnify and hold harmless, to the extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Company who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

10.3        Prepayment of Expenses.  The Company shall pay the expenses incurred by any officer or director of the Company, and may pay the expenses incurred by any employee or agent of the Company, in defending any Proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a person in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this ARTICLE X or otherwise.

10.4        Determination: Claim.  If a claim for indemnification or payment of expenses under this ARTICLE X is not paid in full within sixty days after a proper written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.  In any such action the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

10.5        Non-Exclusivity of Rights.  The rights conferred on any person by this ARTICLE X shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

10.6        Insurance.  The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of the DGCL.

10.7        Other Indemnification.  The Company’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

10.8        Amendment or Repeal.  Any repeal or modification of the foregoing provisions of this ARTICLE X shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE XI.
AMENDMENTS

11.1        By Stockholders.  Except as provided in the next sentence, these Bylaws may be altered, amended or repealed by the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding voting power entitled to vote.  Notwithstanding the foregoing, the provisions of Sections 2.3, 3.3, 3.4, 3.11 and 11.1 and ARTICLE X of these Bylaws may not be altered, amended or repealed in whole or in part, unless authorized by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding voting power entitled to vote.  Notwithstanding anything herein to the contrary, to be effective, any action on these Bylaws by the stockholders must be effected at a duly called annual or special meeting of stockholders, and such action must have been described or referred to in the notice of such meeting.

11.2        By Directors.  The Board shall have the power to make, alter, amend and repeal the Bylaws of this corporation.  However, any such Bylaws, or any alteration, amendment or repeal of the Bylaws, may be changed or repealed by the stockholders in accordance with the provisions of Section 11.1 of these Bylaws.

11.3        Emergency Bylaws.  The Board may adopt emergency Bylaws pursuant to Section 110 of the DGCL, which shall be operative during any emergency in the conduct of the business of the company resulting from an attack on the United States or any nuclear or atomic disaster.

Effective as of February 6, 2015